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                                                                   EXHIBIT 99.01


                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this filing. The consolidated financial statements have been prepared to give retroactive effect to the merger with Chatham Technologies, Inc. on August 31, 2000 and the merger with Lightning Metal Specialties, Inc. and related entities on August 31, 2000, each of which has been accounted for as a pooling-of-interests as described in Note 2 to the consolidated financial statements. On September 20, 2000, we filed a current report on Form 8-K which included supplemental consolidated financial statements as of and for the year ended March 31, 2000, accounting for the mergers using the pooling-of-interests method of accounting. These consolidated financial statements become our historical consolidated financial statements since financial statements covering the date of consummation of the business combinations have been issued.

     The consolidated statement of operations data for each of the years in the three-year period ended March 31, 2000 and the consolidated balance sheet data as of March 31, 1999 and 2000 included elsewhere in this filing have been prepared based on the separate historical consolidated financial statements of Flextronics that have been audited by Arthur Andersen LLP and of DII that have been audited by Deloitte and Touche LLP that are not included in this filing. The unaudited consolidated statement of operations data for each of the years in the three-year period ended March 31, 2000 and the consolidated balance sheet data as of March 31, 1999 and 2000 are derived from consolidated financial statements that are not included in this filing. Historical results are not necessarily indicative of the results to be expected in the future.

                                                                        FISCAL YEAR ENDED MARCH 31,
                                              -----------------------------------------------------------------------------------
                                                 1996              1997              1998              1999              2000
                                              -----------       -----------       -----------       -----------       -----------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                              (Unaudited)       (Unaudited)
CONSOLIDATED STATEMENT
  OF OPERATIONS DATA:
Net sales ................................    $ 1,291,541       $ 1,498,332       $ 2,322,151       $ 3,584,556       $ 6,385,990
Cost of sales ............................      1,116,119         1,289,567         2,011,873         3,170,665         5,791,658
Unusual charges ..........................          1,254(1)         16,443(2)          8,869(3)         77,286(4)          7,519(6)
                                              -----------       -----------       -----------       -----------       -----------
  Gross profit ...........................        174,168           192,322           301,409           336,605           586,813
Selling, general and administrative ......         83,458           113,308           161,949           227,560           309,634
Goodwill and intangible amortization .....          3,777             5,979            10,487            29,156            40,631
Acquired in-process research and
  development ............................         29,000(1)             --                --             2,000(5)             --
Merger-related expenses ..................             --             4,649(2)         12,499(3)             --             3,523(6)
Interest and other expense, net ..........          6,088             8,398            19,892            54,186            70,085
                                              -----------       -----------       -----------       -----------       -----------
  Income before income taxes and
    extraordinary item ...................         51,845            59,988            96,582            23,703           162,940
Provision for (benefit from) income
  taxes ..................................         22,069            16,415            18,914           (14,827)           19,745
                                              -----------       -----------       -----------       -----------       -----------
  Income before extraordinary item .......         29,776            43,573            77,668            38,530           143,195
Extraordinary loss .......................            708                --                --                --                --
                                              -----------       -----------       -----------       -----------       -----------
  Net income .............................    $    29,068       $    43,573       $    77,668       $    38,530       $   143,195
                                              ===========       ===========       ===========       ===========       ===========
Diluted net income per share(7) ..........    $      0.26       $      0.36       $      0.58       $      0.27       $      0.78
                                              ===========       ===========       ===========       ===========       ===========
Weighted average ordinary shares and
  equivalents outstanding --
  diluted(7) .............................        111,352           119,385           140,879           156,689           182,994

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
                                                                                   AS OF MARCH 31,
                                                        ----------------------------------------------------------------------
                                                           1996           1997           1998           1999           2000
                                                        ----------     ----------     ----------     ----------     ----------
                                                                                (DOLLARS IN THOUSANDS)
                                                        (Unaudited)    (Unaudited)    (Unaudited)
CONSOLIDATED BALANCE SHEET DATA:
Working capital ...................................     $  142,868     $   87,855     $  352,774     $  366,363     $1,162,262
Total assets ......................................        756,473        937,865      1,758,971      2,604,651      4,859,128
Total long-term debt, excluding current portion ...        134,058        139,383        571,754        780,394        628,067(8)
Shareholders' equity ..............................        266,229        331,622        589,425        839,224      2,286,092(8)(9)

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(1)   In fiscal 1996, we wrote off $29.0 million of in-process research and development associated with an acquisition and also recorded charges totaling $1.3 million for costs associated with the closing of some operations.

(2) In fiscal 1997, we incurred $4.6 million of merger-related expenses associated with an acquisition and $16.4 million in costs associated with the closing and sale of some operations.

(3) In fiscal 1998, we incurred plant closing expenses aggregating $8.9 million in connection with the closure of a manufacturing facility. We also incurred $12.5 million of merger-related costs as a result of some acquisitions.

(4) In fiscal 1999, we recorded unusual pre-tax charges of $77.3 million, of which $71.9 million was primarily non-cash and related to the write-down of a semiconductor wafer fabrication facility to net realizable value, losses on sales contracts, incremental amounts of uncollectible accounts receivable, incremental amounts of sales returns and allowances, inventory write-downs and other exit costs.

(5) In fiscal 1999, we wrote off $2.0 million of in-process research and development associated with an acquisition.

(6) In fiscal 2000, we incurred $3.5 million of merger-related costs as a result of some acquisitions and $7.5 million in costs primarily associated with the closure of some manufacturing facilities.

(7) Diluted net income per share and weighted average ordinary shares and equivalents outstanding -- diluted are discussed in Note 2 of the audited consolidated financial statements.

(8) In fiscal 2000, substantially all of DII's convertible subordinated notes were converted into approximately 7,406,000 ordinary shares and the unconverted portion was redeemed for $100,000.

(9) In February 2000, we sold a total of 8,600,000 ordinary shares, resulting in net proceeds of approximately $494.1 million. In October 1999, we sold a total of 13,800,000 ordinary shares, resulting in net proceeds of approximately $448.9 million. In September 1999, DII completed an offering of 6,900,000 shares of its common stock, resulting in net proceeds of approximately $215.7 million.



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